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                                   Amoco Corporation

                                   Law Departement
[LOGO]                             Mail Code 2106
                                   200 East Randolph Drive
                                   Post Office Box 87703 (60680-0703)
                                   Chicago, Illinois 60601-7125
                                   312-856-7047
                                   Facsimile: 312-856-4091
Jane E. Klewin
Attorney                                     Exhibit 5


May 29, 1997

Amoco Corporation
200 East Randolph Drive
Chicago, Illinois 60601

Gentlemen:

Reference is made to the proposed offering by Amoco Corporation, an Indiana corporation ("Amoco") of additional shares of Amoco common stock without par value in connection with the 1991 Incentive Program of Amoco Corporation and its Participating Subsidiaries ("1991 Program"). The 1991 Program provides for awards in any one year of up to .9% of Amoco's outstanding shares of common stock without par value ("Shares"), subject to certain adjustments as described in the 1991 Program.

I am familiar with the Form S-8 Registration Statement (the "Registration Statement") that Amoco is filing with the
Securities and Exchange Commission to register Shares  under  the
Securities Act of 1933, as amended (the "Act"). Amoco has previously filed Registration Statement Numbers 33-40099 and 33-52575 with respect to the 1991 Program.

I have examined:

(a) a certified copy of the Articles of Incorporation of Amoco and all amendments thereto;

(b)   the By-laws of Amoco;

(c) the Minutes of the Meetings of the Stockholders and the Board of Directors of Amoco and committees thereof that are relevant to matters contained in this opinion; and I have made such other investigation and examined such other documents as I have deemed necessary for the purpose of giving the opinion herein stated; and

(d)  the official text of the 1991 Program.

I am of the opinion that:

1. Amoco is a corporation duly organized and validly existing under the laws of the State of Indiana.

2. Amoco has full power to issue Shares to employees and to sell Shares to optionees under and in accordance with the 1991 Program; and the Shares, when so issued and sold under the terms of and in accordance with the Articles of Incorporation and By-laws of Amoco and the provisions of the 1991 Program, will be duly issued and outstanding shares of common stock of Amoco, fully paid and non-assessable.
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Amoco Corporation
Page 2
May 29, 1997


The foregoing opinion is limited to the Federal laws of the United States and the Indiana Business Corporation Law, and I am not expressing any opinion as to the effect of the laws of any other jurisdiction. I hereby consent to the use of the foregoing opinion as an exhibit to the Registration Statement and to the use of my name in the Registration Statement. In giving such consent I do not hereby admit I am in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,




Jane E. Klewin
Attorney